EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-219666 on Form S-8 of our reports dated February 3, 2021, relating to the financial statements of The Ensign Group, Inc. and the effectiveness of The Ensign Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 3, 2021